Exhibit 99.3

FOR IMMEDIATE RELEASE:	CONTACT:
Mar. 15, 2019	Terri Anne Powers, Vice President of Investor Relations
312.889.5244 | tpowers@diplomat.is

Diplomat Appoints Daniel Davison as Chief Financial Officer

The company’s board of directors has appointed Dan Davison as chief financial officer and treasurer effective April 8, succeeding Atul Kavthekar.

FLINT, Mich. — March 15, 2019 — Diplomat Pharmacy, Inc. (NYSE: DPLO), announced today that the company’s board of directors has appointed Dan Davison as chief financial officer and treasurer effective April 8, succeeding Atul Kavthekar.

Mr. Davison will report to Brian Griffin, Diplomat’s chairman and CEO, and will lead the company’s finance function, which is expected to be streamlined under Davison’s direction. Mr. Kavthekar will remain with the company through a brief period to ensure a smooth transition of responsibilities.

“I want to thank Atul for his many contributions to Diplomat and wish him all the best in his future endeavors,” said Griffin. “Today’s announcement is part of a natural progression of our business. It represents another step forward in positioning Diplomat to execute on our health plan and hospital systems payer sales strategy and drive future revenue growth and profitability. Dan’s extensive finance experience, deep knowledge of our industry and strong operating experience in the PBM space make him the ideal person to lead our finance organization in this rapidly evolving healthcare environment.”

Davison is a PBM and specialty pharmacy industry expert with deep expertise in pricing and business strategy; trade analytics; business development; financial planning and analysis; accounting and financial reporting; and risk management. Most recently, he served as senior vice president of PBM Finance of CVS Health where he ran the finance, planning and accounting functions for the more than $130 billion revenue CVS Pharmacy Services Segment, including the CVS/Caremark and CVS/Specialty groups. Before CVS, Davison held leadership roles at Medco Health Solutions, including senior vice president of financial and strategic planning and chief financial officer of the health plan division.

“Diplomat’s unique position as an independent specialty pharmacy services provider, its high-touch patient care model and its ability to drive better health outcomes create a platform for long-term growth,” said Davison. “I am excited to work closely with Brian and the rest of the leadership team to accelerate growth in Diplomat’s specialty pharmacy and PBM businesses, implement operating efficiency initiatives and create lasting value for physicians, pharma, payers, patients, and our shareholders.”

Davison holds a master’s of business administration degree in finance from the New York University Leonard N. Stern School of Business. He earned bachelor’s degrees in accounting and economics from Iowa State University.

To learn more about Diplomat, visit diplomat.is.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance and include Diplomat’s expectations regarding the new chief financial officer appointment and related transition, the expected benefits and performance of business and growth strategies and impact of operational improvement initiatives. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; the dependence on key employees and effective succession planning and managing recent turnover among key employees; potential disruption to our workforce and operations due to cost savings and restructuring initiatives; disruption in our operations as we implement a new operating system within our Specialty segment; managing our growth effectively; and the additional factors set forth in “Risk Factors” in Diplomat’s most recent Annual Report on Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) is the nation’s largest independent provider of specialty pharmacy and infusion services. Diplomat helps people with complex and chronic health conditions in all 50 states, partnering with payers, providers, hospitals, manufacturers, and more. Rooted in this patient care expertise, Diplomat also serves payers through CastiaRx, a leading specialty benefit manager, and offers tailored solutions for healthcare innovators through EnvoyHealth. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients and the rest falls into place.” Today, that tradition continues — always focused on improving patient care. For more information, visit diplomat.is.

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